EXHIBIT 10.3

UNCONDITIONAL GUARANTY

This continuing Unconditional Guaranty (“Guaranty”) is entered into as of February 29, 2008, by each of the following parties (each, jointly and severally, a “Guarantor”), in favor of Silicon Valley Bank (“Bank”): 3F Therapeutics, Inc., a Delaware corporation, and ATS Acquisition Corp., a Minnesota corporation.

Recitals

A. Bank and ATS Medical, Inc. (“Borrower”) have entered into that certain Loan and Security Agreement dated as of July 28, 2004 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

B. In consideration of the Amendment to Loan and Security Agreement dated June 18, 2007 between Bank and Borrower, and the agreement of Bank to make the Loans to Borrower under the Loan Agreement, each Guarantor is willing to guaranty the full payment and performance by Borrower of all of its obligations thereunder and under the other Loan Documents, all as further set forth herein.

C. Guarantors are affiliates of Borrower and will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrower under the Loan Agreement.

Now, Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1. Guaranty.

1.1 Unconditional Guaranty of Payment. In consideration of the foregoing, each Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Bank the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations. Each Guarantor agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Guaranty.

1.2 Separate Obligations. These obligations are independent of Borrower’s obligations and separate actions may be brought against each or any number of the Guarantors (whether action is brought against Borrower or whether Borrower is joined in the action).

Section 2. Representations and Warranties.

Each Guarantor hereby represents and warrants that:

(a) Such Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on Guarantor’s condition, financial or otherwise, or on Guarantor’s ability to pay or perform the obligations hereunder); and (iii) has all requisite power and authority to execute and deliver this Guaranty and each Loan Document executed and delivered by Guarantor pursuant to the Loan Agreement or this Guaranty and to perform its obligations thereunder and hereunder.

(b) The execution, delivery and performance by such Guarantor of this Guaranty (i) are within Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor’s charter documents or any law or any contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of Guarantor.

(c) This Guaranty is a valid and binding obligation of such Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d) There is no action, suit or proceeding affecting such Guarantor pending or threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

(e) Such Guarantor’s obligations hereunder are not subject to any offset or defense against Bank or Borrower of any kind.

(f) To ensure the legality, validity, enforceability or admissability into evidence of this Guaranty in each of the jurisdictions in which such Guarantor is incorporated or organized and any jurisdiction in which such Guarantor conducts business, it is not necessary that (i) this Guaranty be filed or recorded with any court or other authority in such jurisdiction, (ii) any other filings, notices, authorizations, approvals be obtained or other actions taken, or (iii) any stamp or similar tax be paid on or with respect to this Guaranty, or, if any of the foregoing actions are necessary, they have been duly taken.

(g) Neither such Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

(h) The incurrence of such Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

(i) Such Guarantor covenants, warrants, and represents to Bank that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true so long as this Guaranty remains in effect. Such Guarantor expressly agrees that any misrepresentation or breach of any warranty whatsoever contained in this Guaranty shall be deemed material.

Section 3. General Waivers. Each Guarantor waives:

(a) Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.

(b) Any defenses from disability or other defense of Borrower or from the cessation of Borrowers liabilities.

(c) Any setoff, defense or counterclaim against Bank.

(d) Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s obligations to Bank have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Borrower.

(e) Any right to enforce any remedy that Bank has against Borrower.

(f) Any rights to participate in any security held by Bank.

(g) Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Bank. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.

(h) The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

(i) The benefit of California Civil Code Section 2815 permitting the revocation of this Guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses.

Section 4. Real Property Security Waiver. Each Guarantor acknowledges that, to the extent such Guarantor has or may have rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Each Guarantor waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, each Guarantor expressly waives all rights, benefits and defenses, if any, applicable or available to Guarantor under either California Code of Civil Procedure Sections 580a or 726, which provide, among other things, that the amount of any deficiency judgment which may be recovered following either a judicial or nonjudicial foreclosure sale is limited to the difference between the amount of any indebtedness owed and the greater of the fair value of the security or the amount for which the security was actually sold. Without limiting the generality of the foregoing, each Guarantor further expressly waives all rights, benefits and defenses, if any, applicable or available to Guarantor under either California Code of Civil Procedure Sections 580b, providing that no deficiency may be recovered on a real property purchase money obligation, or 580d, providing that no deficiency may be recovered on a note secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust.

Section 5. Reinstatement. Notwithstanding any provision of the Loan Agreement to the contrary, the liability of each Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any payment by or on behalf of any Guarantor or Borrower is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Bank in its sole discretion; provided, however, that if Bank chooses to contest any such matter at the request of any Guarantor, each Guarantor agrees to indemnify and hold harmless Bank from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, each Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 6. No Waiver; Amendments. No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between Guarantor and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by Bank.

Section 7. Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge any Guarantor from this Guaranty or the performance of the obligations hereunder.

Section 8. Notice. Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to any or all Guarantors:	c/o ATS Medical, Inc.
3905 Annapolis Lane, Suite 105
Plymouth, MN 55447
Attention: ____________
Fax: ________________
(A notice or communication to ATS Medical, Inc.
shall be deemed a notice or
communication to all Guarantors)
If to Bank:	Silicon Valley Bank
301 Carlson Parkway, Suite 255
Minnetonka, MN 55305
Attn: Mr. Jay McNeil
Fax: 952.475.8471
with copies to:	Levy, Small & Lallas
815 Moraga Drive
Los Angeles, CA 90049-1633
Attn: William Wippich
Fax: 310.471.7990

or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail. If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 9. Entire Agreement. This Guaranty and the Security Agreement concurrently being entered into among Bank and the Guarantors constitute and contain the entire agreement of the parties and supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between each Guarantor and Bank, whether written or oral, respecting the subject matter hereof.

Section 10. Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantors and Bank to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 11. Subordination of Indebtedness. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to any Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Bank, except as such indebtedness or other obligation is expressly permitted to be paid under the Credit Agreement; and such indebtedness of Borrower to such Guarantor is assigned to Bank as security for this Guaranty, and if Bank so requests shall be collected, enforced and received by such Guarantor in trust for Bank and to be paid over to Bank on account of the Obligations of Borrower to Bank, but without reducing or affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty. Any notes now or hereafter evidencing such indebtedness of Borrower to such Guarantor shall be marked with a legend that the same are subject to this Guaranty.

Section 12. Payment of Expenses. Each Guarantor shall pay, promptly on demand, all Expenses incurred by Bank in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).

Section 13. Assignment; Governing Law. This Guaranty shall be binding upon and inure to the benefit of each Guarantor and Bank and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion. Any such purported assignment by any Guarantor without Bank’s written consent shall be void. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles thereof regarding conflict of laws.

Section 14. Joint and Several Liability. If more than one person has executed this Guaranty, the term “Guarantor” as used herein shall be deemed to refer to all and any one or more such persons and their obligations hereunder shall be joint and several. Without limiting the generality of the foregoing, if more than one person has executed this Guaranty, this Guaranty shall in all respects be interpreted as though each person signing this Guaranty had signed a separate Guaranty, and references herein to “other guarantors” or words of similar effect shall include without limitation other persons signing this Guaranty.

Section 15. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE. California law governs this Guaranty without regard to principles of conflicts of law. Each Guarantor and Bank submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Guaranty shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on any collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Guarantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Guarantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Guarantor at the address set forth in Section 8 of this Guaranty and that service so made shall be deemed completed upon the earlier to occur of such Guarantor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AND BANK WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS GUARANTY. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

GUARANTORS:

3F THERAPEUTICS, INC. By: /s/ Michael Dale	ATS ACQUISITION CORP. By: /s/ Michael Dale

Name: Michael Dale	Name: Michael Dale

Title: CEO	Title: CEO